Exhibit 23.01



Consent of Independent Registered Public Accounting Firm


I.C. Isaacs & Company, Inc.
Baltimore, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63871, 333-46916 and 333-117735) of I.C. Isaacs
& Company, Inc. of our report dated February 24, 2006, except for Note 8 which is as of March 29, 2006, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


Bethesda, Maryland                                  BDO Seidman, LLP
March 30, 2006